Exhibit 23.6

Consent of Financial Advisor

We have issued our opinion dated November 30, regarding the fairness of the Merger to the GreenHouse Holdings, Inc. shareholders from a financial point of view, included in the Registration Statement on Form S-4 of Premier Alliance Group, Inc.  We hereby consent to include such opinion and to all references to Watts Capital LLC included in such Form S-4.  We hereby further consent to the inclusion of the description of our opinion regarding the fairness of the Merger in the section of the Form S-4 entitled “Summary - Opinion of Financial Advisor to GreenHouse.”  Notwithstanding the foregoing, in giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of this Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Watts Capital LLC

New York, New York
November 29, 2011